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                                                                  EXHIBIT (7)(c)



                                Support Agreement

         THIS SUPPORT AGREEMENT (this "Agreement") is made as of July 10, 1999, by and between The Walt Disney Company, a Delaware corporation ("Parent"), and the individual listed on the signature page hereto (the "Stockholder").

         WHEREAS, Infoseek Corporation, a Delaware corporation (the "Company"), Parent and Bingo Acquisition Corp., a Delaware corporation and wholly owned, direct subsidiary of Parent (the "Acquisition Company"), have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (as the same may be amended or supplemented, the "Reorganization Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement) providing for the merger of the Acquisition Company with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Reorganization Agreement;

         WHEREAS, as of the date hereof, the Stockholder beneficially owns the number of shares of common stock, par value $.001 per share ("Company Common Stock"), of the Company set forth opposite his name on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired (excluding any shares disposed of pursuant to the terms of that certain Letter Agreement, dated as of June 18, 1998 (the "Letter Agreement"), by and between Parent and the Stockholder) by the Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

         WHEREAS, as a condition to its willingness to enter into the Reorganization Agreement, Parent has requested that the Stockholder enter into this Agreement pursuant to which the Stockholder shall, among other things, vote in favor of the Merger.

         NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Reorganization Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties agree as follows:

         1. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to Parent as of the date hereof in respect of himself as follows:

         (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the SEC, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, result in any violation of, or constitute (with or without notice of lapse of time or both) default under, any provision of any material trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument,
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permit, concession, franchise or license, statute, law, ordinance, rule, regulation, judgment, order, notice or decree applicable to the Stockholder or to any of the Stockholder's property or assets, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets, including the Subject Shares. If the Stockholder is married, and the Stockholder's Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation the transactions contemplated hereby.

         (b) The Subject Shares. The Stockholder is the beneficial owner of, and on or prior to the date hereof will be the record owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite his name on Schedule A attached hereto, free and clear of any Liens (as defined in the Reorganization Agreement) whatsoever. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite his name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

      2. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the SEC, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of, or constitute (with or without notice or lapse of time or both) default under, any provisions of the Certificate of Incorporation, as amended, or Bylaws of Parent or any material trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise or license or any statute, law, ordinance, rule, regulation, judgment, order, notice or decree applicable to Parent or any of Parent's property or assets.

      3. Covenants of Stockholder with Respect to the Merger and any Competing Transaction. Subject to Section 6, the Stockholder agrees as follows:

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         (a) Without in any way limiting the Stockholder's right to vote the
Subject Shares in his sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval (including by written consent), at any meeting of the stockholders of the Company called upon to vote upon the Merger and the Reorganization Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including written consent) with respect to the Merger and the Reorganization Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares (which shares may be greater or less than the number of shares as of the date hereof):

          (i) in favor of the Merger, the approval and adoption by the Company of the Reorganization Agreement and approval of the other transactions contemplated by the Reorganization Agreement; and

          (ii) against (A) any merger agreement or merger (other than the Merger and the Reorganization Agreement), consolidation, combination, sale of substantially all of the Company's assets, sale or issuance of securities of the Company or its subsidiaries, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by the Company or its subsidiaries and (B) any amendment of the Company's Certificate of Incorporation or Bylaws or other proposal or transaction involving the Company or any of its subsidiaries which amendment or other proposal or transaction would or could reasonably be expected to impede, frustrate, prevent, nullify or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under or with respect to, the Merger, the Reorganization Agreement or any of the transactions contemplated by the Reorganization Agreement or by this Agreement.

         (b) The Stockholder shall not, except as contemplated by this Agreement, directly or indirectly, grant any proxies or powers of attorney with respect to the Subject Shares, deposit the Subject Shares into a voting trust or enter into a voting agreement with respect to the Subject Shares.

         (c) The Stockholder, and any beneficiary of a revocable trust for which the Stockholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate the Stockholder's right to vote the Subject Shares on behalf of such trust in accordance with this Agreement.

         (d) Subject to Section 6 and except as provided in the Letter Agreement, the Stockholder shall not transfer, sell or otherwise dispose of any Subject Shares.

         4. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass,

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whether by operation of law or otherwise, including the Stockholder's successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by the Stockholder, the number of Subject Shares listed in Schedule A beside the name of the Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by the Stockholder; provided, however, that the obligations hereunder shall not attach to any such shares disposed of pursuant to the terms of the Letter Agreement.

         5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Stockholder, on the one hand, without the prior written consent of Parent nor by Parent, on the other hand, without the prior written consent of the Stockholder, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         6. Termination. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier of (i) 180 days from the date of this Agreement, (ii) effectiveness of the Merger or (iii) termination of the Reorganization Agreement other than pursuant to Section 8.1(h) of the Reorganization Agreement.

         7. General Provisions.

            (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

            (b) Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 9.1 of the Reorganization Agreement and to the Stockholder at his address set forth on the Company's stock ledger (or at such other address for a party as shall be specified by like notice).

            (c) Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall

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become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties.

            (e) Entire Agreement; No Third Party Beneficiaries. This Agreement
(i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (provided that this Agreement shall in no way alter or otherwise modify the Letter Agreement) and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            (f) Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         8. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunctive relief to prevent any breach of this Agreement. The parties hereto expressly agree that in any action arising from of any breach of this Agreement, the harmed party shall first seek injunctive relief to prevent such breach; provided, however, that in the event no injunctive relief is available or if such injunctive relief is insufficient to remedy such breach, then the harmed party may seek any other remedy to which it is entitled at law or in equity. Without limiting the generality of the foregoing, the parties hereto expressly agree that the obligations of the Stockholder set forth in Section 3 hereof shall be subject to the foregoing provisions of this Section 8.

         9. Public Announcements. Except as required by law, the Stockholder shall not issue any press release or other public statement with respect to the transactions contemplated by this Agreement and the Reorganization Agreement without the prior written consent of Parent.

        10. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with valid and enforceable provision that will achieve, to the fullest extent possible, the original intent of the parties.



                                    * * * * *


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                           PARENT COMPANY



                                           By: /s/ Thomas O. Staggs
                                               -----------------------------
                                           Name:   Thomas O. Staggs
                                           Title:  Executive Vice-President
                                                   and Chief Financial Officer

                                           STOCKHOLDER



                                           By: /s/ Steven T. Kirsch
                                              ------------------------
                                           Name:   Steven T. Kirsch

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                                   SCHEDULE A

                           Schedule of Share Ownership







Steven T. Kirsch                                     Approximately 5,498,334